UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	83-0402389
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2120 Bethel Road
Lansdale, Pennsylvania 19446
 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-164860

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of Registrant’s Securities to be Registered

The description of the Registrant’s Common Stock  is set forth under the caption “Description of Securities to be Registered” contained in the prospectus included in the Registrant’s Registration Statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission on February 11, 2010, is hereby incorporated by reference in response to this item.

Item 2.                       Exhibits

EXHIBIT	DESCRIPTION
3 (i)	Articles of Incorporation(1)
3(ii)	Bylaws(1)
3 (iii)	Merger and Name Change Certification(1)
4.1	Certificate of Designation – Series I Preferred(2)
4.2	Certificate of Designation – Series A Preferred(2)

(1)Previously filed with the Company’s initial filing of Form S-1, SEC file number 333-164860, filed on February 11, 2010, and incorporated by reference herein as an exhibit to this Form 8-A.

(2)Previously filed with the Company’s filing of Form S-1/A, SEC file number 333-164860, filed on June 16, 2010, and incorporated by reference herein as an exhibit to this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORTH BAY RESOURCES INC.

Dated: December 8, 2010	By:	/s/ Perry Leopold
Perry Leopold
Chairman/Chief Executive Officer